SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  February 22,2002



                     McMoRan Exploration Co.


     Delaware               001-07791             72-1424200
 (State or other           (Commission           (IRS Employer
 jurisdiction of           File Number)          Identification
 incorporation or                                    Number)
   organization)

                       1615 Poydras Street
                  New Orleans, Louisiana  70112

 Registrant's telephone number, including area code:  (504) 582-4000

Item 2. Acquisition or Disposition of Assets

On February 22, 2002, McMoRan Oil & Gas LLC, a wholly owned subsidiary of McMoRan Exploration Co., which is engaged in oil and gas exploration and production activities, sold certain interests (see below) in three oil and gas properties to Halliburton Energy Services Inc. for $60 million. The sale was effective January 1, 2002. McMoRan used the proceeds from the sale to repay the $51.7 million outstanding under its oil and gas credit facility, which has been terminated. McMoRan will use the remaining proceeds to fund its working capital requirements.

     McMoRan sold Halliburton its 47.5 percent working interest
(WI) and 34.2 percent net revenue interest (NRI) in Vermilion Block 196 (Lombardi), its 71.3 percent WI and 51.3 percent NRI in Main Pass Blocks 86/97 (Shiner) and 80 percent of its 61.8 percent WI and 43.5 percent NRI in Ship Shoal Block 296 (Raptor). McMoRan will retain its interests in exploratory prospects lying 100 feet below the stratigraphic equivalent of the deepest currently producing interval at both Lombardi and Raptor. These three oil and gas production fields are located offshore Louisiana in the Gulf of Mexico in waters depths not exceeding 260 feet.

     The properties are being sold subject to a reversionary interest after "payout," which would occur at the point at which Halliburton receives aggregate cumulative proceeds from the properties of $60 million plus an agreed upon rate of return. After payout, 75 percent of the interests sold would revert to McMoRan. Whether or not payout ultimately occurs will depend upon future production and future market prices of both natural gas and oil.

     McMoRan and Halliburton are engaged in a strategic alliance formed in June 2000 that combines the skills, technologies and resources of both companies' personnel and technical consultants into an integrated team to assist McMoRan in managing its oil and gas activities. Halliburton, through its business units, provides integrated products and services to McMoRan at market rates and McMoRan uses Halliburton's products and services on an exclusive basis to the extent practicable. Previously, Halliburton had guaranteed $47.7 million of McMoRan's borrowings outstanding under its now terminated oil and gas credit facility. In addition, Halliburton's previous right to elect to participate in McMoRan's exploration successes was terminated upon the closing of this sale transaction.


Item 7.  Financial Statements and Exhibits.

  (a)  Financial statements of the assets sold.  Not applicable.

  (b) Pro forma financial information. The pro forma financial statements of McMoRan filed as part of this report are listed in the Financial Information Table of Contents appearing on Page F-1 hereof.

  (c)  Exhibits.  The exhibits to this report are listed in the
       Exhibit Index appearing on page E-1 hereof.




                            SIGNATURE
                       ------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              McMoRan Exploration Co.


                              By:  /s/ C. Donald Whitmire, Jr.
                                   ------------------------------
                                       C. Donald Whitmire, Jr.
                                     Vice President & Controller -
                                         Financial Reporting
                                     (authorized signatory and
                                    Principal Accounting Officer)


Date:  March 11, 2002


                     McMoRan Exploration Co.
                          Exhibit Index

Exhibit
Number

10.1 Purchase and Sales agreement dated January 25, 2002 but effective January 1, 2001, by and between McMoRan Oil &
        Gas LLC, a wholly owned subsidiary of McMoRan Exploration
        Co., and Halliburton Energy Services, Inc.

99.1    Press release dated January 28, 2002 "McMoRan Exploration
        Co. Announces Agreement to Sell Certain Oil and Gas
        Properties."

 99.2   Press release dated February 25, 2002, "McMoRan
        Exploration Co. Completes Sale of Certain Oil and Gas
        Properties."

                      McMoRan Exploration Co.
                       Financial Information
                        Table of Contents

 McMoRan Exploration Co.
 Unaudited Consolidated Pro Forma Statement of Operations
  for the Year Ended  December 31, 2000                          F-2
 Unaudited Consolidated Pro Forma Statement of Operations
  for the Nine Months Ended September 30, 2001                   F-3
 Unaudited Pro Forma Consolidated and Condensed Balance Sheet
  As of September 30, 2001                                       F-4
 Note to Pro Forma Statements                                    F-5

                         McMoRan Exploration Co.
          Unaudited Pro Forma Consolidated Statement of Operations
                    For Year Ending December 31, 2000

                                                         Pro
                                                        Forma         Pro
                                         Historical   Adjustment     Forma
                                         ----------    --------    ----------
Revenues                                 $  201,777    $    -      $  201,777
Cost and expenses:
Production and delivery costs               179,828         -         179,828
Depreciation and amortization               116,755         -         116,755
Exploration expenses                         53,975         -          53,875
General and administrative expenses          22,487         -          22,487
Gain on the sale of oil and gas properties  (43,212)        -         (43,212)
Insurance settlement gain                   (23,251)        -         (23,251)
                                         ----------    --------    ----------
     Total cost and expenses                306,582         -         306,582
                                         ----------    --------    ----------
Operating loss                             (104,805)        -        (104,805)
Interest expense                             (5,827)      1,887        (3,940)
Other income, net                            14,066         -          14,066
                                         ----------    --------    ----------
Loss from operations before
provision for income taxes                  (96,566)      1,887       (94,679)
Provision for income taxes                  (34,942)        -         (34,942)
                                         ----------    --------    ----------
Net loss                                 $ (131,508)   $  1,887    $ (129,621)
                                         ==========    ========    ==========

Basic and diluted net loss per share
of common stock                              $(8.88)                   $(8.75)
                                             ======                    ======
Basic and diluted average common
shares outstanding                           14,806                    14,806
                                             ======                    ======


The accompanying note is an integral part of this pro forma financial statement.

                          McMoRan Exploration Co.
          Unaudited Pro Forma Consolidated Statement of Operations
                  For Nine Months Ended September 30, 2001


                                                    Pro
                                                    Forma         Pro
                                    Historical   Adjustment      Forma
                                    ----------    ---------    ----------
Revenues                            $  112,207    $  (6,618)   $  105,589
Cost and expenses:
Production and delivery costs           92,729         (452)       92,277
Depreciation and amortization           21,148       (3,897)       17,251
Exploration expenses                    54,606           -         54,606
General and administrative expenses     15,903           -         15,903
                                    ----------    ---------    ----------
     Total cost and expenses           184,386       (4,349)      180,037
                                    ----------    ---------    ----------
Operating gain (loss)                  (72,179)       2,269       (74,448)
Interest expense                        (4,431)          -         (4,431)
Other income, net                        4,447           -          4,447
                                    ----------    ---------    ----------
Loss from operations before
provision for income taxes             (72,163)       2,269       (74,432)
Provision for income taxes                  (8)          -             (8)
                                    ----------    ---------    ----------
Net loss                            $  (72,171)   $   2,269    $  (74,440)
                                    ==========    =========    ==========

Basic and diluted net loss per share
of common stock                         $(4.55)                    $(4.69)
                                        ======                     ======
Basic and diluted average common
shares outstanding                      15,862                     15,862
                                        ======                     ======


The accompanying note is an integral part of this pro forma financial statement.


                     McMoRan Exploration Co.
       Unaudited Pro Forma Condensed Consolidated Balance Sheet
                       September 30, 2001

                                                     Pro
                                                    Forma        Pro
                                    Historical    Adjustment    Forma
                                    ----------    ---------   ----------
ASSETS
Cash and cash equivalents           $      -      $  25,000   $   25,000
Accounts receivable                     18,899          -         18,899
Inventories                              1,949          -          1,949
Prepaid expenses                         1,310          -          1,310
                                    ----------    ----------  ----------
     Total current assets               22,158       25,000       47,158
Property, plant and equipment, net     139,648      (33,607)     106,041
Sulphur business assets, net            69,152          -         69,152
Other assets, including restricted
cash of $3.5 million                    12,076          -         12,076
                                    ----------    ---------   ----------
Total assets                        $  243,034    $  (8,607)  $  234,427
                                    ==========    =========   ==========

LIABILITIES AND STOCKHOLDERS EQUITY
Accounts payable                    $   27,011    $     -     $   27,011
Accrued liabilities                     28,780          -         28,780
Borrowing outstanding on sulphur
credit facility                         58,000          -         58,000
Current portion of accrued sulphur
reclamation costs                          232          -            232
Current portion of accrued oil and
gas reclamation costs                    1,395          -          1,395
Other                                      884          -            884
                                     ----------   ---------   ----------
     Total current liabilities         116,302          -        116,302
Accrued sulphur reclamation costs       63,689          -         63,689
Accrued oil and gas reclamation costs   17,692          (75)      17,617
Long-term debt                          35,000      (35,000)          -
Other long-term liabilities             22,660          -         22,660
Stockholders' equity                   (12,309)      26,468       14,159
                                    ----------    ---------   ----------
Total liabilities and
stockholders' equity                $  243,034    $  (8,607)   $ 234,427
                                    ==========    =========    =========


The accompanying note is an integral part of this pro forma financial statement.

                     McMoRan Exploration Co.
      Note to the Unaudited Pro Forma Financial Statements

The accompanying Unaudited Pro Forma Financial Statements of Operations have been prepared assuming the sales transaction discussed below occurred on January 1, 2000, whereas the Unaudited Pro Forma Condensed Balance Sheet assumes the transaction occurred on September 30, 2001. The pro forma financial statements are not necessarily indicative of the actual results that would have been achieved nor are they indicative of future results.

     On February 22, 2002, McMoRan Exploration Co. (McMoRan) sold all or substantially all of its ownership interests in three of its oil and gas producing properties to Halliburton Energy
Services, Inc. (Halliburton) for $60 million.   The interests
sold included all of McMoRan's ownership interests in the Vermilion Block 196 and the Main Pass Blocks 86/97 fields and 80 percent of McMoRan's ownership interest in the Ship Shoal Block 296 field. The transaction was effective January 1, 2002.

     The audited pro forma statement of operation do not include a gain of approximately $29 million which resulted from the sales transaction and which will be reflected in McMoRan's historical results of operations in the first quarter of 2002. During the year ended December 31, 2000, McMoRan's involvement in these sold properties was limited to exploration activities, which resulted
in discoveries at all three properties.   McMoRan subsequently
developed the discoveries at these three fields during the first half of 2001.

     McMoRan included the following other assumptions in the preparation of the Unaudited Pro Forma Financial Statements:

* The elimination of the revenues, costs and expenses related to the sold properties for the periods presented. Note the properties commenced production in mid-2001; therefore no adjustments for these items were necessary for the year ending
December 31, 2000.

*    Repayment of the oil and gas debt using the sales proceeds.

* Increasing cash by the amount of the sales proceeds received in excess of the assumed amount utilized to repay debt. Note that the amount of the actual debt retired as of the date of the transaction, February 22, 2002, totaled $51.7 million, which resulted in excess cash of $8.3 million, which will be used to fund McMoRan's working capital requirements.

* Reducing property, plant and equipment for the amount of capitalized costs related to the properties sold.

* Reducing accrued reclamation costs for the recorded amount of the liability associated with Vermilion Block 196, McMoRan did not eliminate the liability for Ship Shoal Block 296 because it has retained a 20 percent interest in the property.

*    Eliminating the oil and gas interest expense during 2000.
All interest expense during 2001 was capitalized.